Exhibit 10.19

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter, this “Amendment”) is executed on this 31st day of March, 2006, to be effective as of the respective date hereinafter specified, by and among BANCTEC, INC., a Delaware corporation (“BancTec”), BTI TECHNOLOGIES L.P., a Texas limited partnership (“BTI Tech” and jointly and collectively with BancTec, the “Borrower”), the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (each individually as “Lender” and collectively “Lenders”), and HELLER FINANCIAL, INC., a Delaware corporation, in its capacity as Agent for the Lenders (“Agent”).

RECITALS

WHEREAS, Borrower, Agent and Lenders are parties to that certain Loan and Security Agreement, dated as of May 30, 2001 (as amended, supplemented or otherwise modified, the “Loan Agreement”);

WHEREAS, Borrower has notified Agent that it desires to extend the Termination Date under the Loan Agreement to May 1, 2008 and make certain other amendments to the Loan Agreement; and

WHEREAS, Borrower, Agent and Lenders desire to amend the Loan Agreement, in each case, in the manner, and subject to the terms and conditions, provided below.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

1.01                        Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Loan Agreement, as amended hereby.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT; OTHER AGREEMENTS

2.01                        Amendment to Section 2.1(B) of the Loan Agreement; Amendment and Restatement of the Definition of “Borrowing Base”.  Effective as of March 31, 2006 (the “Effective Date”), the definition of “Borrowing Base” contained in Section 2.1(B) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“‘Borrowing Base’ means, as of any date of determination, an amount equal to the sum of (a) 85.00% of Eligible Accounts less Dilution Reserves, plus (b) 50.00% of Eligible Accrued Unbilled Accounts less Dilution Reserves; plus (c) the lesser of (i) $20,000,000, or (ii) 85.00% of the net orderly liquidation value of Eligible Inventory (net orderly liquidation value to be determined in a manner and pursuant to documentation satisfactory to Agent, in its reasonable credit judgment) or

(iii) 60.00% of Eligible Inventory, plus (d) the lesser of (i) the Unsecured Senior Notes Permitted Liens Limitation or (ii) (A) the Real Property Advance Amount, plus (B) the Machinery and Equipment Advance Amount and less, in each case, such reserves as Agent in its reasonable credit judgment may elect to establish.  “Dilution Reserve” means, as of any date of determination, a reserve for the amount by which the total dilution of Accounts exceeds five percent (5%); with dilution referring to all actual and potential offsets to an Account, including, without limitation, customer payment and/or volume discounts, write-offs, credit memoranda, returns and allowances, and billing errors.  The Dilution Reserve shall be adjusted after each field examination audit of the Collateral conducted by Agent or any authorized representative designated by Agent.”

2.02                        Amendment and Restatement of Section 2.1(H)(1) of the Loan Agreement.  Effective as of the Effective Date, Section 2.1(H)(1) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(1)                            Maximum Amount.  The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $10,000,000.00.”

2.03                        Amendment and Restatement of Section 2.2(A) of the Loan Agreement.  Effective as of the Effective Date, Section 2.2(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(A)                        Rate of Interest.  From the date the Loans are made and the date the other Obligations become due the Loans and the other Obligations shall bear interest at the applicable rates set forth below (collectively, the “Interest Rate”):

(1)                                  The Revolving Loan and all other Obligations for which no other interest rate is specified shall bear interest as follows:

(a)                                  If a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin applicable to Revolving Loans.

(b)                                 If a LIBOR Loan, then at the sum of the LIBOR plus the LIBOR Margin applicable to Revolving Loans.

(2)                                  The Swingline Loan shall bear interest at the sum of the Base Rate plus the Base Rate Margin applicable to the Swingline Loan.

Subject to the provisions of subsection 2.1(F), Borrower shall designate to Agent whether a Loan shall be a Base Rate or LIBOR Loan at the time a Notice of Borrowing is given pursuant to subsection 2.1(F).  Such designation by Borrower may be changed from time to time pursuant to subsection 2.2(D).  If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest or if LIBOR has been specified and no LIBOR quote is available, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

“Base Rate Margin” shall mean 0.25% per annum.

“LIBOR Margin” shall mean 1.75% per annum.

After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the election of Agent or Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the “Default Rate”), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans.”

2.04                        Amendment and Restatement of Section 2.3 of the Loan Agreement.  Effective as of the Effective Date, Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.3                           Fees.

(A)                              Unused Line Fee.  Borrower shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of (i) the average daily balance of each of the Revolving Loan and the Swingline Loan, plus, (ii) the average daily face amount of the Letter of Credit Reserve during the preceding month, multiplied by (iii) 0.375% per annum.  Such fee to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable monthly in arrears on the first (1st) day of each month following the Ninth Amendment Effective Date.

(B)                                Letter of Credit Fees.  Borrower shall pay to Agent a fee with respect to the Lender Letters of Credit (i) for the benefit of all Lenders with a Revolving Loan Commitment (based on their respective Pro Rata Share) in the amount of the average daily amount of Letter of Credit Liability outstanding during such month, multiplied by the per annum percentage equal to the LIBOR Margin at such time in effect, and (ii) for the account of Agent a fronting fee for each Letter of Credit issued or obtained by Agent from the date of issuance to the date of termination equal to the average daily amount of Letter of Credit Liability with respect to such Letters of Credit outstanding during such month multiplied by twenty-five one hundredths of one percent (0.25%) per annum.  Such fees will be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and will be payable monthly in arrears on the first (1st) day of each month. following the Ninth Amendment Effective Date.  Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit.

(C)                                Prepayment Fees.  If, prior to the second anniversary of the Ninth Amendment Effective Date, Borrower reduces or terminates the credit facility provided for herein, Borrower, at the time of such reduction or termination, shall pay to Agent for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying 1.00% (i) by the amount of the Revolving Loan Commitment, if the credit facility provided for herein is being terminated, or (ii) by the amount of the reduction in the Revolving Loan Commitment, if a reduction in the

Revolving Loan Commitment is occurring.  Notwithstanding the foregoing, no prepayment fee shall be payable to the extent any reduction in the Revolving Loan Commitment is due to Borrower entering into a real estate sale leaseback arrangement with GE Business Properties.

(D)                               Audit Fees.  Borrower agrees to pay all fees and expenses of the firm or individual(s) engaged by Agent to perform audits of Borrower’s operations.  Notwithstanding the foregoing, if Agent uses its internal auditors to perform any such audit, Borrower agrees to pay to Agent, for its own account, an audit fee with respect to each such audit equal to their then standard rate which as of the Ninth Amendment Effective Date is $800 per internal auditor per day or any portion thereof, together with all out of pocket expenses.  Exclusive of any audits performed in connection with the credit facility initially established by this Agreement and the initial transactions contemplated by this Agreement, as long as no Event of Default has occurred and is continuing and the Average Daily Availability for the three-month period ending on the last day of the most recent calendar month is at least $5,000,000.00, Borrower shall not be required to pay for more than one such audit during any Loan Year of Borrower and the aggregate amount of audit fees required to be paid by Borrower during any Loan Year shall be limited to $30,000.00, but if an Event of Default has occurred and is continuing or the Average Daily Availability for the three-month period ending on the last day of the most recent calendar month is less than $5,000,000.00, Borrower shall be required to pay for up to one such audit during each quarter of each Loan Year of Borrower, and there shall be no $30,000.00 cap on audit fees payable by Borrower during any individual Loan Year.

(E)                                 Other Fees and Expenses.  Borrower shall pay to Agent, for its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent’s standard wire transfer charges for each wire transfer made under this Agreement.

(F)                                 Termination of Fee Letter.  The parties hereto hereby terminate that certain fee letter agreement dated as of May 31, 2001, between Borrower and Heller.

(G)                                Collateral Management Fee.  On March 31, 2007 and on March 31 in each Loan Year thereafter, Borrower shall pay to Agent, for its own account, a fully earned, nonrefundable collateral management fee of $50,000.”

2.05                        Amendment and Restatement of Section 2.5 of the Loan Agreement.  Effective as of the Effective Date, Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.5                           Term of this Agreement.  This Agreement shall be effective until the earlier of (a) May 1, 2008 and (b) the acceleration of all Obligations pursuant to subsection 8.3 (the “Termination Date”).  The Commitments shall terminate (unless earlier terminated pursuant to the terms hereunder) upon the Termination Date and all Obligations shall become immediately due and payable without notice or demand.  Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of itself and Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower’s obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.”

2.06                        Amendment and Restatement of Section 4.25 of the Loan Agreement.  Effective as of the Effective Date, Section 4.25 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“4.25                     Collection of Accounts and Payments.  Borrower shall establish lockboxes and blocked accounts (collectively, “Blocked Accounts”) in Borrower’s name with such banks (“Collecting Banks”) as are acceptable to Agent (subject to irrevocable instructions acceptable to Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check.  The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for its benefit and for the benefit of Lenders, and that the Collecting Banks have no right to setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Agent’s Account subject to the payment of the collecting Banks’ fees, chargebacks and other customary exceptions, to the extent, if any, provided for in the documentation establishing the Blocked Accounts.  Borrower hereby agrees that all payments made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent, for the benefit of itself and Lenders.  Borrower shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Agent’s Account.  If Borrower, or any if its Affiliates, employees, agents or other Person acting for or in concert with Borrower, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral, Borrower or such Person shall hold such instrument or funds in trust for Agent, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Agent at its address set forth in subsection 10.3 below.  Notwithstanding anything set forth above, while Agent has previously notified each Collecting Bank to transfer all payments or deposits made to the Blocked Account to Borrower’s account as set forth in such notice; if at any time hereafter the Average Daily Availability for the three-month period ending on the last day of the most recent calendar month is less than $17,500,000.00, Agent shall have the right to notify each Collecting Bank to revert back to the prior procedure set forth in this Section 4.25 and to have such funds transferred to the Agent’s Account.”

2.07                        Amendment to Section 11.1 of the Loan Agreement; Amendment and Restatement of Definitions.  Effective as of the Effective Date, the following definitions contained in Section 11.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“‘Availability’ means the excess, if any, of the Borrowing Base over the sum of the Revolving Loan and Letter of Credit Reserve.

‘Closing Date Mortgaged Property’ means the Mortgaged Property owned by Borrower on the Closing Date, provided that Agent has a first priority Lien on such Mortgaged Property, subject to Permitted Encumbrances.  If subsequent to the Closing Date Agent ceases to have a first priority Lien on such Mortgaged Property or such Mortgaged Property is sold or otherwise transferred, such Mortgaged Property shall cease to constitute Closing Date Mortgaged Property.

‘Real Property Advance Amount’ means the amount equal to (a) 70% of the fair market value of the Closing Date Mortgaged Property (as determined by the most recent appraisal delivered to Agent pursuant to clause (I) of the Reporting Rider) minus (b) 1/84th of such amount multiplied by the number of months having currently ended since March 31, 2006.

The parties hereto agree that at such time that Agent ceases to have a first priority Lien in any Mortgaged Property which initially constitutes Closing Date Mortgaged Property or such Mortgaged Property is sold or otherwise transferred, such Mortgaged Property shall no longer constitute Closing Date Mortgaged Property for the purposes of the Borrowing Base and the Real Property Advance Amount, and the portion of the Real Property Advance Amount attributable to the value of such Mortgaged Property (as compared to the value of all other Mortgaged Property constituting Closing Date Mortgaged Property) shall be subtracted from the otherwise applicable Real Property Advance Amount in order to determine the Real Property Advance Amount relevant to the other Closing Date Mortgaged Property.

‘Restricted Junior Payment’ means:  (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding or the issuance of a notice of an intention to do any of the foregoing (other than in each case in exchange for shares of stock of Borrower or any direct or indirect parent of Borrower); (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, option or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding (other than in each case in exchange for shares of stock of Borrower or any direct or indirect parent of Borrower); and (d) any payment by Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, in excess during any Loan Year of the aggregate amount as to all Affiliates of $1,000,000.’ “

2.08                        Amendment to Section 11.1 of the Loan Agreement; Addition of new Definitions.  Effective as of the Effective Date, the following new definitions are hereby added to Section 11.1 of the Loan Agreement, to read in their entirety as follows and to be inserted in their proper alphabetical order:

“‘Closing Date Machinery and Equipment’ means the Equipment owned by Borrower on March 31, 2006 that has been appraised by an appraiser acceptable to

Agent, provided that Agent has a first priority Lien on such Equipment, subject to Permitted Encumbrances.  If subsequent to the Closing Date Agent ceases to have a first priority Lien on such Equipment or such Equipment is sold or otherwise transferred, such Equipment shall cease to constitute Closing Date Machinery and Equipment.

‘Machinery and Equipment Advance Amount’ means the amount equal to (a) 85% of the appraised net orderly liquidation value of the Closing Date Machinery and Equipment (as determined by the most recent appraisal delivered to Agent pursuant to clause (I) of the Reporting Rider) minus (b) 1/84th of such amount multiplied by the number of months having currently ended since March 31, 2006.

The parties hereto agree that at such time that Agent ceases to have a first priority Lien in any Equipment or such Equipment is sold or otherwise transferred, such Equipment shall no longer constitute Closing Date Machinery and Equipment for the purposes of the Borrowing Base and the Machinery and Equipment Advance Amount, and the portion of the Machinery and Equipment Advance Amount attributable to the value of such Equipment (as compared to the value of all other Equipment constituting Closing Date Machinery and Equipment) shall be subtracted from the otherwise applicable Machinery and Equipment Advance Amount in order to determine the Machinery and Equipment Advance Amount relevant to the other Closing Date Machinery and Equipment.”

‘Ninth Amendment Effective Date’ means the ‘Effective Date’ as defined in the Ninth Amendment to this Agreement, dated as of March 31, 2006.’

2.09                        Amendment to Section 11.1 of the Loan Agreement; Deletion of Definitions.  Effective as of the Effective Date, the definitions of “Eligible Cash Collateral” and “Reduced Availability Amount” are hereby deleted from Section 11.1 of the Loan Agreement.

2.10                        Deleting Schedule 2.2(A) to the Loan Agreement.  Effective as of the Effective Date, Schedule 2.2(A) (Pricing Table) is hereby deleted from the Loan Agreement.

2.11                        Amendment to Paragraph (C) of the Reporting Rider to the Loan Agreement.  Effective as of the Effective Date, Paragraph (C) of the Reporting Rider to the Loan Agreement is hereby amended by deleting the phrase “one hundred five (105) days after the end of each Fiscal Year” and replacing it with “one hundred twenty (120) days after the end of the 2005 Fiscal Year and within one hundred five (105) days of each Fiscal Year thereafter”.

2.12                        Amendment to Paragraph (I) of the Reporting Rider to the Loan Agreement.  Effective as of the Effective Date, Paragraph (I) of the Reporting Rider to the Loan Agreement is hereby amended and restated to read in its entirety to read as follows:

“(I)                              Appraisals.  Borrower will obtain and deliver to Agent, at Borrower’s expense, (i) once every Loan Year, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market of the Mortgaged Property, (ii) quarterly during every Loan Year, a “desktop” appraisal report in form and substance and from appraisers satisfactory to Agent, stating the then current fair market value and orderly liquidation value of the Inventory, and (iii) upon Agent’s request but in no event more often than once per Loan Year, an appraisal report in form and substance and from appraisers satisfactory to Agent, stating the then current fair market value and orderly liquidation value of the Equipment.”

2.13                        Amendment to Paragraphs A and C of the Financial Covenants Rider to the Loan Agreement.  Effective as of the Effective Date, each of Paragraph A and Paragraph C of the Financial Covenants Rider to the Loan Agreement is hereby amended and restated to read in its entirety to read as follows:

“Intentionally Deleted.”

2.14                        Amendment to Paragraph B of the Financial Covenants Rider to the Loan Agreement.  Effective as of the Effective Date, Paragraph B of the Financial Covenants Rider to the Loan Agreement is hereby amended and restated to read in its entirety to read as follows:

“B.                               Fixed Charge Coverage Ratio.  If and for so long as a Fixed Charge Coverage Ratio Period is in effect, Borrower shall not permit its Fixed Charge Coverage Ratio for the twelve calendar month period ending on the last day of each calendar quarter to be less than the ratio indicated below as of the date indicated below:

Date [Assuming a Fixed Charge Coverage Ratio Period is in Effect]	Ratio

(i)

June 30, 2006

(i)

0.50 to 1.00

(ii)

September 30, 2006

(ii)

0.70 to 1.00

(iii)

December 31, 2006

(iii)

0.90 to 1.00

(iv)

March 31, 2007

(iv)

1.00 to 1.00

(v)

June 30, 2007

(v)

1.00 to 1.00

(vi)

September 30, 2007

(vi)

1.00 to 1.00

(vii)

December 31, 2007, and March 31, 2008

(vii)

1.10 to 1.00

For purposes of this Paragraph B of this Financial Covenants Rider, a “Fixed Charge Coverage Ratio Period” shall be in effect if the Average Daily Availability for the three (3) month period ending on the last day of the most recent calendar quarter is less than $15,000,000.00.”

2.15                        Closing Fee.  In consideration for the agreements set forth herein, Borrower agrees to pay Agent, for Agent’s benefit and for the benefit of Lenders, a fee of $125,000 (consisting of a $150,000 closing fee and a $50,000 collateral monitoring fee, as reduced by the $75,000 fee previously paid by Borrower to Agent), which fee shall be (i) deemed fully earned on the date hereof, (ii) non-refundable and (iii) due and payable in full on the date hereof.

2.16                        Eighth Amendment Not Effective.  The parties hereto agree that the Eighth Amendment to the Loan Agreement executed by the parties in February of 2006 is not, and shall not become, effective and shall be given no force or effect.

2.17                        Borrowing Base.  Within 90 days of the Ninth Amendment Effective Date, Agent and Lenders will consider changing the advance rate with respect to Eligible Accrued Unbilled Accounts but Agent will be under no obligation to change such advance rate.   In addition, upon completion of satisfactory due diligence by the Agent, in its sole discretion, of the Borrower’s foreign accounts receivable and subject to the Agent obtaining all requisite internal approvals, some of the foreign accounts receivable will be included in the Borrowing Base on terms and conditions satisfactory to Agent in its sole discretion.  Any changes in such terms will be documented in a manner acceptable to Agent in its sole discretion.

ARTICLE III
CONDITIONS PRECEDENT

3.01                        Conditions to Effectiveness.  Notwithstanding anything herein to the contrary, the effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:

(a)                                  Agent shall have received, in form and substance satisfactory to Agent and duly executed by each party thereto:

(i)                                     this Amendment, and

(ii)                                  such additional documents, instruments and information as Agent or its legal counsel, Patton Boggs LLP, may request;

(b)                                 Agent shall have received, in immediately available funds, payment of the closing fee provided for in Section 2.15 of this Amendment;

(c)                                  after giving effect to the consummation of the transactions contemplated by the Loan Agreement and this Amendment and the payment by Borrower of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the date hereof shall exceed the sum of the Swingline Loan and the Revolving Loan by at least $15,000,000.00; and

(d)                                 All corporate proceedings taken in connection with the transactions contemplated by this Amendment and the agreements described in clause (a) above and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel, Patton Boggs LLP.

ARTICLE IV
NO WAIVER

4.01                        Nothing contained herein shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower, Agent and/or any Lender, and Agent’s or any Lender’s failure at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Agent and/or any Lender to thereafter demand strict compliance therewith.  Agent and Lenders hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrower, Agent and/or any Lender.

ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01                        Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower, Agent and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02                        Representations and Warranties.  Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for any representation or warranty limited by its terms to a specific date; (c) no Event of Default or Default under the Loan Agreement has occurred and is continuing, unless such Event of Default or Default has been specifically waived in writing by Lenders; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby.

ARTICLE VI
MISCELLANEOUS PROVISIONS

6.01                        Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.

6.02                        Reference to Loan Agreement.  Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

6.03                        Expenses of Agent.  As provided in the Loan Agreement, Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent (including attorneys’ fees and expenses, the allocated cash of Agent’s internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation and execution of this Amendment.

6.04                        Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05                        Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Agent and Lenders and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and Lenders.

6.06                        Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07                        Effect of Waiver.  No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08                        Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09                        Applicable Law.  THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

6.10                        Final Agreement.  THE LOAN DOCUMENTS, AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NOT UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, LENDERS AND AGENT.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BANCTEC, INC.

By:
Name: J. Coley Clark
Title: Chief Executive Officer

BTI TECHNOLOGIES, L.P.

By:	BANCTEC, INC., its General Partner

By:
	Name:	J. Coley Clark
	Title:	Chief Executive Officer

HELLER FINANCIAL, INC.,
as Agent and Sole Lender

By:
Name:
Title:

CONSENT AND RATIFICATION

Each of the undersigned hereby consents to the terms of the within and foregoing Amendment, confirms and ratifies the terms of its guaranty agreement relating to the Obligations and each Loan Document it has executed in connection with the Obligations (collectively, the “Loan Documents”) and acknowledges that the Loan Documents to which it is a party are in full force and effect and ratifies the same, that it has no defense, counterclaim, set-off or any other claim to diminish its liability under such Loan Documents, that its consent is not required to the effectiveness of the within and foregoing Amendment, and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loans, the collateral securing the Obligations, or any of the other Loan Documents.

BTC INTERNATIONAL HOLDINGS, INC.

By:
Name:	J. Coley Clark
Title:	Chief Executive Officer

BANCTEC (PUERTO RICO), INC.

By:
Name:
Title:

BANCTEC UPPER-TIER HOLDING, LLC

By:
Name:
Title:

BANCTEC INTERMEDIATE HOLDING, INC.

By:
Name:
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